                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                              Michaels Stores, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                              MICHAELS STORES, INC.
                             8000 BENT BRANCH DRIVE
                               IRVING, TEXAS 75063

                                                                    May 10, 1999

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Michaels Stores, Inc. to be held at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas on Thursday, June 17, 1999, at 10:30 a.m. central time.

     The attached Notice of Annual Meeting and Proxy Statement describe fully the formal business to be transacted at the Annual Meeting. During the Annual Meeting, stockholders will consider and vote upon the election of two members to the Board of Directors.

     Certain directors and officers will be present at the Annual Meeting and will be available to respond to any questions you may have. I hope you will be able to attend.

     We urge you to review carefully the accompanying material and to return the enclosed proxy card promptly. Please sign, date and return the enclosed proxy card without delay. If you attend the Annual Meeting, you may vote in person even if you have previously mailed a Proxy.

                                       Sincerely,



                                       SAM WYLY
                                 CHAIRMAN OF THE BOARD

                              MICHAELS STORES, INC.
                             8000 BENT BRANCH DRIVE
                               IRVING, TEXAS 75063


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 17, 1999

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Michaels Stores, Inc. (the "Company") will be held at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas on Thursday, June 17, 1999, at 10:30 a.m. central time for the following purposes:

     (1) To elect two members to the Company's Board of Directors (the "Board") for terms expiring in 2002.

     (2) To consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

     The close of business on May 3, 1999 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. For a period of at least 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during ordinary business hours at the offices of the Company at 8000 Bent Branch Drive, Irving, Texas 75063.

     STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                                        By Order of the Board of Directors



                                        MARK V. BEASLEY
                                           SECRETARY

Irving, Texas
May 10, 1999

                                 PROXY STATEMENT
                                TABLE OF CONTENTS

                                                                                                Page
GENERAL QUESTIONS AND ANSWERS......................................................................1

PROPOSAL FOR ELECTION OF DIRECTORS.................................................................4

BOARD MEETINGS AND COMMITTEES......................................................................6

PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP....................................................7

MANAGEMENT COMPENSATION............................................................................9

         Summary Compensation Table................................................................9

         Options Grants During Fiscal Year 1998...................................................10

         Option Exercises During Fiscal Year 1998 and Fiscal Year-End Option Values...............11

         Compensation of Directors................................................................11

         Employment and Change of Control Agreements..............................................11

         Compensation and Stock Option Committee Interlocks and Insider Participation.............12

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES............................................13

STOCK PERFORMANCE CHART...........................................................................15

CERTAIN TRANSACTIONS..............................................................................16

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...........................................16

ANNUAL REPORT.....................................................................................16

                              MICHAELS STORES, INC.
                             8000 BENT BRANCH DRIVE
                               IRVING, TEXAS 75063


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 17, 1999

                         ------------------------------

                          GENERAL QUESTIONS AND ANSWERS

Q:   WHEN IS THE PROXY STATEMENT BEING MAILED?

A: This Proxy Statement is first being mailed on or about May 10, 1999 to stockholders of the Company by the Board to solicit proxies (the "Proxies") for use at the Annual Meeting of Stockholders.

Q:   WHEN IS THE ANNUAL MEETING AND WHERE WILL IT BE HELD?

A: The Annual Meeting will be held on Thursday, June 17, 1999 at 10:30 a.m. central time at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas.

Q:   WHO MAY ATTEND THE ANNUAL MEETING?

A:   All stockholders of the Company may attend the Annual Meeting.

Q:   WHO IS ENTITLED TO VOTE?

A: Stockholders as of the close of business on May 3, 1999 (the "Record Date") are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

Q:   ON WHAT AM I VOTING?

A:   You will be voting on:

     - The election of two members to the Board for terms expiring in 2002; and
     - Such other business as may properly come before the Annual Meeting or any adjournments thereof.

Q:   HOW DO I VOTE?

A: You may vote by either attending the Annual Meeting or signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. We encourage you to complete and send in your proxy card. If you then decide to attend the Annual Meeting, you may revoke your Proxy by voting in person.

     All shares represented by valid Proxies, unless the stockholder otherwise specifies, will be voted:

     - "FOR" the election of each of the persons identified in "Proposal for Election of Directors" as nominees for election as directors of the Company for a term expiring in 2002; and
     - At the discretion of the Proxy holders with regard to any other matter that may properly come before the Annual Meeting.

     Where a stockholder has properly specified how a Proxy is to be voted, it will be voted accordingly. The Proxy may be revoked at any time by (i) providing written notice of revocation to Harris Trust and Savings Bank, 1601 Elm Street, Suite 2320, Dallas, Texas 75201 by June 16, 1999, or (ii) attending the Annual Meeting and voting in person.

Q:   WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: If you receive more than one proxy card, it is because your shares are in more than one account. You will need to sign and return all proxy cards to insure that all your shares are voted.

Q:   WHO WILL COUNT THE VOTE?

A: Representatives of Harris Trust and Savings Bank, the Company's transfer agent, will tabulate the votes and act as inspectors of election.

Q:   WHAT CONSTITUTES A QUORUM?

A: As of the Record Date, 28,610,417 shares of the Company's Common Stock were issued and outstanding. A majority of the issued and outstanding shares, present or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy card, then you will be considered part of the quorum. Votes that are withheld and broker non-votes will be counted towards a quorum but will not be counted in the votes for each of the proposals.

Q:   WHAT IS THE REQUIRED VOTE FOR ELECTION OF EACH DIRECTOR?

A: The required vote for election of each director is a plurality of the votes of the shares of Common Stock having voting power present or represented by Proxy at the Annual Meeting.

Q:   ARE THERE OTHER MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING?

A: We do not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by Proxies will be voted in accordance with the judgment of the Proxy holders.

Q:   HOW MUCH DID THIS PROXY SOLICITATION COST?

A: Corporate Investor Communications, Inc. was hired to assist in the distribution of proxy materials and solicitation of votes at a cost of $4,000, plus out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of Common Stock. Our officers and regular employees may also solicit proxies, but they will not be specifically compensated for such services.

Q:   WHO ARE THE COMPANY'S INDEPENDENT AUDITORS?

A: The Board has selected Ernst & Young LLP as independent auditors to examine the Company's accounts for the current fiscal year. Representatives of Ernst & Young LLP will be present at the Annual Meeting. Such representatives may make a statement if they desire to do so and will be available to answer appropriate questions.

Q:   WHEN ARE THE STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING DUE?

A: In order to be considered for inclusion in the proxy statement for the 2000 Annual Meeting of Stockholders, stockholder proposals must be in writing and received by January 11, 2000, by Michaels Stores, Inc., P.O. Box 619566, DFW, Texas 75261-9566, Attn: Secretary.

                       PROPOSAL FOR ELECTION OF DIRECTORS

     The Board is presently comprised of eight members. The Board is divided into three classes, with each of two classes consisting of three directors and one class consisting of two directors. Members of each class of directors generally serve for a term of three years. Directors serve until the Annual Meeting of Stockholders in the year in which their term expires or until a successor is elected and qualified.

     Each of the directors in the class whose term of office expires in 1999,
F. Jay Taylor and Evan A. Wyly, has been nominated by the Board for reelection at the Annual Meeting as a director to serve for a three-year term expiring at the Company's Annual Meeting of Stockholders in 2002 or until his successor is elected and qualified. In order to be elected a director, a nominee must receive a plurality of the votes of the shares of Common Stock having voting power present or represented by Proxy at the Annual Meeting.

     The nominees have indicated their willingness to serve as members of the Board if elected; however, in case any nominee becomes unavailable for election to the Board for any reason not presently known or contemplated, the Proxy holders have discretionary authority to vote the Proxy for a substitute nominee or nominees. Proxies cannot be voted for more than two nominees. The following sets forth information as to the nominees for election at the Annual Meeting and each of the directors whose term of office will continue after the Annual Meeting, including their ages, present principal occupations, other business experiences during the last five years, membership on committees of the Board and directorships in other publicly-held companies.

                                                                                                                YEAR
                                                                                                                TERM
                NAME                   AGE                   POSITION                                           EXPIRES
                ----                   ---                   -------                                            -------
Nominees for a three-year
term ending in 2002:
      F. Jay Taylor (1)                 75    Director                                                           1999
      Evan A. Wyly                      37    Director                                                           1999
Continuing Directors:
      Sam Wyly (2)                      64    Chairman of the Board of Directors                                 2000
      Michael C. French                 56    Director                                                           2000
      Donald R. Miller, Jr.             44    Director and Vice President - Market Development                   2000
      Charles J. Wyly, Jr. (2)          65    Vice Chairman of the Board of Directors                            2001
      Richard E. Hanlon (1)             51    Director                                                           2001
      Kelly Elliott                     26    Director                                                           2001

--------------

(1) Member of the Audit Committee, the Key Employee Stock Compensation Program Committee, the 1992 Non-Statutory Plan Committee, the 1994 Non-Statutory Plan Committee and the 1997 Stock Option Committee.

(2)  Member of the Executive Committee and the Compensation Committee.

     Dr. Taylor became a director of the Company in June 1989. Dr. Taylor was President of Louisiana Tech University from 1962 until 1987, and he has served as President-Emeritus of Louisiana Tech since 1987. Dr. Taylor also currently serves as a director of Illinois Central Railroad Corporation and Pizza Inn, Inc. and performs mediation and arbitration services as a member of The American Arbitration Association and The Federal Mediation and Conciliation Service.

     Mr. Evan A. Wyly has served as a director of the Company since September 1992. Mr. Wyly is a founder and Managing Partner of Maverick Capital, Ltd., a manager of equity hedge funds with $2.5 billion in assets. Mr. Wyly is also a director of Sterling Commerce, Inc. and Sterling Software, Inc.

     Mr. Sam Wyly has served as Chairman of the Board of the Company since 1984. Mr. Wyly is an entrepreneur who has created and managed several public and private companies. In the 1960's, he founded University Computing Company, which became one of the first computer utility networks and one of the first software products companies. His data transmission company, Datran, was one of the pioneering telecommunications ventures that contributed to the breakup of the telephone monopoly. He is a founder and currently serves as Chairman and a director of Sterling Software, Inc., a worldwide supplier of software products. He is also Chairman of the Executive Committee and a director of Sterling Commerce, Inc., a provider of business-to-business electronic commerce software to 80 of America's 100 largest corporations, and Chairman and a director of Scottish Annuity & Life Holdings, Ltd., a variable life insurance and reinsurance company. He is a founding partner of Maverick Capital, Ltd., a manager of equity hedge funds. Mr. Wyly is the father of Evan A. Wyly and Kelly Elliot who also serve as directors.

     Mr. French has served as a director of the Company since September 1992. He is Chief Executive Officer, President and a director of Scottish Annuity & Life Holdings, Ltd., a variable life insurance and reinsurance company, since May 1998, and has been a partner of Maverick Capital Ltd., a manager of equity hedge funds, since 1992 and a director of Sterling Software, Inc. since July 1992. Mr. French is also a consultant to the international law firm of Jones, Day, Reavis & Pogue. Mr. French was a partner with the law firm of Jackson & Walker, L.L.P. from 1976 through 1995.

     Mr. Miller is a charter employee of the Company and has served as Vice President--Market Development since November 1990 and as a director since September 1992. From September 1984 to November 1990 he was Director of Real Estate. Prior to joining the Company, Mr. Miller served in various real estate positions with the Bonanza Steakhouse chain and Peoples Restaurants. Mr. Miller has served as a director of Sterling Software, Inc. since September 1993.

     Mr. Charles J. Wyly, Jr. became a director of the Company in October 1984 and Vice Chairman in 1985. He co-founded Sterling Software, Inc. in 1981 and since such time has served as a director and since 1984 Vice Chairman. Mr. Wyly is a director of Scottish Annuity & Life Holdings, Ltd. Mr. Wyly served from 1964 to 1975 as an officer and director, including serving as President from 1969 to 1973, of University Computing Company, which became one of the first computer utility networks and one of the first software products companies. Mr. Wyly and his brother, Sam Wyly, founded Earth Resources Company, an oil refining and silver mining company, and Charles J. Wyly, Jr. served as Chairman of the Board from 1968 to 1980. Mr. Wyly served as Vice Chairman of the Bonanza Steakhouse chain from 1967 to 1989 and has served as a director of Sterling Commerce, Inc. since December 1995. Charles
J. Wyly, Jr. is the father-in-law of Donald R. Miller, Jr., a director and Vice President--Market Development of the Company.

     Mr. Hanlon became a director of the Company in April 1990. Since February 1995, Mr. Hanlon has been Vice President--Investor Relations of America Online, Inc., the leading provider of Internet online services. From March 1993 until February 1995, Mr. Hanlon was President of Hanlon & Co., a consulting firm.

     Ms. Elliott is an artist and crafter and has served as a director of the Company since December 1997. In 1995, she founded Wyly Works, Inc., a specialty designer and producer of unique paintings, hand-painted ceramics and greeting cards. She has been a professional artist since 1991.

                          BOARD MEETINGS AND COMMITTEES

     During fiscal year 1998, our Board held seven meetings and acted by unanimous written consent of the members two times. In addition to meetings of the full Board, directors attended meetings of individual Board committee meetings. All directors attended at least 75% of all Board and applicable committee meetings except for Michael C. French who attended five out of seven Board Meetings and Richard E. Hanlon who attended four out of seven Board Meetings, four out of five meetings of the Audit Committee, and the one meeting of the 1997 Stock Option Committee.

     Our Board had seven standing committees in fiscal year 1998. The Company does not have a standing nominating committee.

     - The EXECUTIVE COMMITTEE has the power to act on behalf of the Board and to direct and manage the business and affairs of the Company whenever the Board is not in session. Committee members are Sam Wyly (Chairman) and Charles J. Wyly, Jr. During fiscal year 1998, they met four times and acted by unanimous written consent of the members six times.

     - The AUDIT COMMITTEE reviews the professional services and independence of the Company's independent auditors and the Company's accounts, procedures and internal controls. The Audit Committee recommends to the Board for appointment the firm selected to be independent auditors for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit; reviews and evaluates with the independent auditors the Company's annual audit and annual consolidated financial statements; reviews with management the status of internal accounting controls; evaluates problem areas having a potential financial impact on the Company that may be brought to its attention by management or the independent auditors or the Board; and evaluates all public financial reporting documents of the Company. Committee members are F. Jay Taylor (Chairman) and Richard E. Hanlon, both of whom are independent directors. During fiscal year 1998, the Audit Committee met five times.

     - The COMPENSATION COMMITTEE reviews and approves salaries and bonuses for officers and key employees of the Company. Committee members are Charles J. Wyly, Jr. (Chairman) and Sam Wyly. Alternate members are F. Jay Taylor and Richard E. Hanlon. During fiscal year 1998, they met three times.

     - The 1997 STOCK OPTION COMMITTEE administers the 1997 Stock Option Plan and has the power to grant options, determine the number of shares to be covered by each option and determine when the options will be exercisable. Committee members are F. Jay Taylor (Chairman) and Richard E. Hanlon. During fiscal year 1998, they met once and acted by unanimous written consent of the members twelve times.

     - The KEY EMPLOYEE STOCK COMPENSATION PROGRAM COMMITTEE administers the Company's Key Employee Stock Compensation Program, the 1992 NON-STATUTORY PLAN COMMITTEE administers the 1992 Non-Statutory Stock Option Plan, and the 1994 NON-STATUTORY PLAN COMMITTEE administers the 1994 Non-Statutory Stock Option Plan. Committee members for each of these committees are F. Jay Taylor (Chairman) and Richard E. Hanlon. No further stock options, restricted stock awards or stock appreciation rights are issuable under any of these three plans. During fiscal year 1998 none of these committees met.

                 PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

     The following table sets forth information as of May 3, 1999 regarding the beneficial ownership of Common Stock by each person known by the Company to own 5% or more of the outstanding shares of Common Stock, each director of the Company, certain Named Executives (as defined below), and the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

                                                                                     AMOUNT AND
                                                                                     NATURE OF
NAME OF BENEFICIAL OWNER OR                                                          BENEFICIAL                PERCENT
NUMBER OF PERSONS IN GROUP                                                          OWNERSHIP(1)              OF CLASS
--------------------------                                                          ------------             ---------
SAM WYLY......................................................................       2,402,962 (2)              7.9
CHARLES J. WYLY, JR...........................................................       1,266,444 (3)              4.3
R. MICHAEL ROULEAU............................................................         446,081 (4)              1.5
DONALD R. MILLER, JR..........................................................         266,205 (5)              *
KELLY ELLIOTT.................................................................         263,907 (6)              *
EVAN A. WYLY..................................................................         225,875 (7)              *
DOUGLAS B. SULLIVAN...........................................................         145,375 (8)              *
F. JAY TAYLOR.................................................................         101,440 (9)              *
RICHARD E. HANLON.............................................................          82,600 (10)             *
DUANE E. HIEMENZ..............................................................          64,973 (11)             *
MICHAEL C. FRENCH.............................................................          56,200 (12)             *
LAWRENCE H. FINE..............................................................          46,797 (13)             *
First Pacific Advisors, Inc. .................................................       4,635,016 (14)            16.2
  11400 West Olympic Boulevard, Suite 1200
  Los Angeles, California  90064
The Wyly Group................................................................       3,669,406 (15)            11.8
  300 Crescent Court, Suite 1000
  Dallas, Texas  75201
Putnam Investments, Inc.......................................................       2,389,509 (16)             8.3
  One Post Office Square
  Boston, Massachusetts  02109
Capital Research & Management Company.........................................       2,314,000 (17)             8.1
  333 South Hope Street
  Los Angeles, California  90071
ICM Asset Management, Inc. ...................................................       1,800,481 (18)             6.3
  601 W. Main Avenue, Suite 600
  Spokane, Washington  99201
All current directors and executive officers
  as a group (17 persons).....................................................       5,523,218 (19)            16.9

------------------------
 *   Less than 1%

(1) Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment power within 60 days. The number of shares shown includes outstanding shares of Common Stock owned as of May 3, 1999 by the person indicated and shares underlying options owned by such person on May 3, 1999 that were exercisable within 60 days of that date. Persons holding shares of Common Stock pursuant to the Michaels Stores, Inc. Employees 401(k) Plan (the "401(k) Plan") have sole voting power and investment power with respect to such shares.

(2) Includes 1,600,000 shares under options, 75,000 of such options held of record by the Cheryl R. Wyly Marital Trust; 589,536 shares held of record by Tallulah, Ltd. (a limited partnership of which Mr. Wyly is a general partner); 197,590 shares held of record by family trusts of which Mr. Wyly is Trustee (63,861 of which are also beneficially owned by Kelly Elliott); and 15,836 shares held of record by certain of Mr. Wyly's adult children for which he holds power of attorney only to vote.

(3) Includes 800,000 shares under options; 80,000 shares held of record by Brush Creek, Ltd., a limited partnership of which Mr. Wyly is a general partner; and 386,444 shares held of record by family trusts of which Mr. Wyly is Trustee.

(4) Includes 416,666 shares under options and 2,457 shares owned pursuant to the 401(k) Plan.

(5) Includes 250,000 shares under options; 187 shares held by Mr. Miller's spouse; and 12,018 shares owned pursuant to the 401(k) Plan.

(6) Includes 200,000 shares under options, 46 shares owned pursuant to the 401(k) Plan and 63,861 shares held of record by the Kelly W. Elliott Trust of which Mr. Sam Wyly is Trustee.

(7) Includes 25,875 shares and 200,000 shares under options held of record by Marmalade, Ltd. (a limited partnership of which Mr. Wyly is a general partner).

(8)  Includes 110,500 shares under options.

(9)  Includes 80,000 shares under options.

(10) Includes 80,000 shares under options.

(11) Includes 62,220 shares under options.

(12) Includes 55,000 shares under options and 1,200 shares held by a retirement account directed by Mr. French.

(13) Includes 45,833 shares under options.

(14) Based on a Schedule 13G filed with the Securities and Exchange Commission dated February 12, 1999, First Pacific Advisors, Inc., a registered investment adviser, shares the power to dispose or to direct the disposition of 4,635,016 shares of Common Stock and shares the power to vote or to direct the vote of 1,395,542 of those shares of Common Stock.

(15) The Wyly Group consists of Sam Wyly and Charles J. Wyly, Jr. Based on a
     Schedule 13D/A filed with the Securities and Exchange Commission dated April 26, 1999, Sam Wyly shares voting and dispositive power with respect to 15,836 shares of Common Stock, has sole dispositive power with respect to 2,402,962 shares of Common Stock and has sole voting power with respect to 787,126 shares of Common Stock. Charles J. Wyly, Jr. has sole dispositive power with respect to 1,266,444 shares of Common Stock and sole voting power with respect to 466,444 shares of Common Stock.

(16) Based on a Schedule 13G filed with the Securities and Exchange Commission dated February 9, 1999, filed by Marsh & McLennan Companies, Inc., on behalf of its direct subsidiary, Putnam Investments, Inc., and its indirect subsidiaries, Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. (both direct subsidiaries of Putnam Investments, Inc.). Of the 2,389,509 shares reported, Putnam Investment Management, Inc. has shared dispositive power only with respect to 2,365,535 shares, and The Putnam Advisory Company, Inc. has shared dispositive power only with respect to 12,395 shares and shared dispositive and voting power with respect to an additional 11,579 shares.

(17) Based on a Schedule 13G filed with the Securities and Exchange Commission dated February 11, 1999, Capital Research & Management Company, a registered investment adviser, has the sole power to dispose or to direct the disposition of 2,314,000 shares of Common Stock but does not have the power to vote such shares of Common Stock.

(18) Based on a Schedule 13G filed with the Securities and Exchange Commission dated February 12, 1999, ICM Asset Management, Inc., a registered investment adviser, has the sole power to dispose or to direct the disposition of 1,800,481 shares of Common Stock and shares the power to vote or to direct the vote of 1,329,781 of those shares of Common Stock.

(19) Includes 213,330 shares under options and 995 shares held pursuant to the 401(k) Plan by 5 executive officers not named in the table.


                             MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid or accrued by the Company to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, employed by the Company at the end of fiscal year 1998, based on salary and bonus earned during fiscal year 1998 and the Vice Chairman of the Board (the "Named Executives").

                                                                                       LONG-TERM COMPENSATION
                                                                             -------------------------------------
                                                                                        AWARDS             PAYOUTS
                                                                             ----------------------------  -------
                                                                              RESTRICTED     SECURITIES
                                                                OTHER ANNUAL     STOCK       UNDERLYING     LTIP       ALL OTHER
                             FISCAL                             COMPENSATION    AWARDS        OPTIONS/     PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR    SALARY ($)   BONUS ($)         ($)          ($)       SARS (#) (1)     ($)          ($)
--------------------------- -------- ------------  ----------  ------------- ------------- --------------  -------  -------------
R. Michael Rouleau,           1998     512,698     250,000       74,764 (2)       -            100,000        -        2,212(3)
     President and Chief      1997     500,000     300,000       34,367 (2)       -            400,000        -        2,154(3)
     Executive Officer        1996     394,236        -          27,779 (2)       -            500,000        -      203,885(4)

Sam Wyly,                     1998     450,000        -              -            -               -           -         -
     Chairman of the          1997     450,000        -              -            -          1,200,000        -         -
     Board of Directors       1996     450,000        -          75,385 (5)       -            633,333        -         -

Charles J. Wyly, Jr.,         1998     225,000        -              -            -               -           -         -
     Vice Chairman of the     1997     225,000        -              -            -            600,000        -         -
     Board of Directors       1996     225,000        -              -            -            367,417        -         -

Douglas B. Sullivan,          1998     299,988     120,000       32,242 (6)       -             25,000        -        2,325(7)
     Executive Vice President 1997     300,000     150,000       47,001 (6)       -               -           -        2,465(7)
     Development              1996     301,809        -          24,788 (6)       -            253,250 (8)    -        6,268(7)

Lawrence H. Fine,             1998     230,712      90,000           -            -             25,000        -       17,733(9)
     Executive Vice President 1997     221,539     126,563           -            -             25,000        -       94,771(10)
     General Merchandise      1996      34,615      30,000           -            -             75,000        -         -
     Manager


                                       9

Duane E. Hiemenz,             1998     235,788      90,000        1,000(11)       -             25,000        -        2,417(12)
     Executive Vice President 1997     221,154     100,000        6,000(11)       -             53,303        -       17,515(13)
     Store Operations         1996     119,231      90,000        3,500(11)       -             80,000        -      103,561(14)


-----------------------

(1)  Options to acquire shares of Common Stock.

(2) Includes life insurance premiums paid by the Company in the amount of $20,130, $20,181 and $21,605 in fiscal years 1998, 1997 and 1996, respectively and an automobile paid by the Company in the amount of $52,933 in fiscal year 1998.

(3) Annual contribution by the Company for Mr. Rouleau's account pursuant to the Company's 401(k) Plan.

(4) Includes $200,000 in relocation expenses paid by the Company and the annual contribution by the Company for Mr. Rouleau's account pursuant to the Company's 401(k) Plan in the amount of $3,885.

(5) Includes life insurance premiums paid by the Company in the amount of $60,291 in fiscal year 1996.

(6) Includes life insurance premiums paid by the Company in the amount of $21,291, $21,437 and $19,430 in fiscal years 1998, 1997 and 1996, respectively.

(7) Includes annual contribution by the Company for Mr. Sullivan's account pursuant to the Company's 401(k) Plan in the amount of $2,325, $2,077, and $5,538 in fiscal years 1998, 1997, and 1996, respectively.

(8) 253,250 previously granted stock options which were repriced in fiscal year 1996.

(9) Includes $15,054 in relocation expenses paid by the Company and the annual contribution by the Company for Mr. Fine's account pursuant to the Company's 401(k) Plan in the amount of $2,679.

(10) Includes $91,396 in relocation expenses paid by the Company and the annual contribution by the Company for Mr. Fine's account pursuant to the Company's 401(k) Plan in the amount of $3,375.

(11) Automobile allowance paid by the Company.

(12) Annual contribution by the Company for Mr. Hiemenz's account pursuant to the Company's 401(k) Plan.

(13) Includes $12,246 in relocation expenses paid by the Company and the annual contribution by the Company for Mr. Hiemenz's account pursuant to the Company's 401(k) Plan in the amount of $5,269.

(14) Relocation expenses paid by the Company.

OPTIONS GRANTS DURING FISCAL YEAR 1998

     The following table provides information related to options granted to the Named Executives during fiscal year 1998.


                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                                                         ANNUAL RATES OF STOCK
                                                                                          PRICE APPRECIATION
                                    INDIVIDUAL GRANTS                                     FOR OPTION TERM (1)
-----------------------------------------------------------------------------------  --------------------------
                           NUMBER OF       % OF TOTAL
                           SECURITIES     OPTIONS/SARS
                          UNDERLYING       GRANTED TO       EXERCISE OR
                         OPTIONS/SARS     EMPLOYEES IN      BASE PRICE   EXPIRATION
        NAME            GRANTED (#) (2)    FISCAL YEAR      ($/SH) (3)     DATE        5% ($)           10% ($)
---------------------  ----------------  -------------    ------------   ---------   -------------  -----------
R. Michael Rouleau         100,000 (4)       8.69               30.50     08/04/03     842,659        1,862,056
Sam Wyly                      -                -                  -           -           -                -
Charles J. Wyly, Jr.          -                -                  -           -           -                -
Douglas B. Sullivan        25,000 (4)        2.17               30.50     08/04/03     210,665          465,514
Lawrence H. Fine           25,000 (4)        2.17               30.50     08/04/03     210,665          465,514
Duane E. Hiemenz           25,000 (4)        2.17               30.50     08/04/03     210,665          465,514


------------------

(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the options following termination of employment, nontransferability or vesting over periods. The use of the assumed 5% and 10% returns is established by the Securities and Exchange Commission and is not intended by the Company to forecast possible future appreciation of the price of the Common Stock.

(2)  Options to acquire shares of Common Stock.

(3) The option exercise price may be paid in shares of Common Stock owned by the Named Executives, in cash, or in any other form of valid consideration or a combination of any of the foregoing, in some cases as determined by the Board of Directors or the Committees of the Board of Directors administering the various stock option plans, in their discretion. The exercise price of each option was equal to the fair market value of the Common Stock on the date of grant.

(4) Stock options become exercisable with respect to 1/3 of the shares covered thereby on each of August 5, 1999, August 5, 2000 and August 5, 2001.

OPTION EXERCISES DURING FISCAL YEAR 1998 AND FISCAL YEAR-END OPTION VALUES

     The following table provides information related to options exercised by the Named Executives during fiscal year 1998 and the number and value of options held at fiscal year-end. The Company does not have any outstanding stock appreciation rights.

                                                                NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS/SARS
                                                             OPTIONS/SARS AT FY-END (#)            AT FY-END ($) (1)
                            SHARES                        -------------------------------- -------------------------------
                           ACQUIRED           VALUE
        NAME            ON EXERCISE (#)  REALIZED($)(2)     EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
---------------------  ----------------  --------------   --------------- ---------------- --------------  ---------------
R. Michael Rouleau           50,000         1,182,188          316,666         333,334          312,500         625,000
Sam Wyly                       -                  -          1,200,000             -                -               -
Charles J. Wyly, Jr.           -                  -            600,000             -                -               -
Douglas B. Sullivan          50,000         1,306,250          110,500          25,000          690,625             -
Lawrence H. Fine             12,500           331,875           45,833          33,334          316,406             -
Duane E. Hiemenz               -                  -             62,222          42,778          130,002             -

------------------

(1) The closing price for the Company's Common Stock as reported through The Nasdaq Stock Market on January 29, 1999, the last trading day of the fiscal year 1998, was $18.75. Value is calculated on the basis of the difference between the option exercise price and $18.75 multiplied by the number of shares of Common Stock underlying the option.

(2) Value realized is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

COMPENSATION OF DIRECTORS

     Directors who are salaried employees of the Company are not compensated for their Board activities. The Company pays Sam Wyly $37,500 per month for serving as Chairman of the Board and Charles J. Wyly, Jr. $18,750 per month for serving as Vice Chairman of the Board.

     Dr. Taylor and Mr. Hanlon each receive an annual fee of $24,000 as members of the Board, a fee of $1,000 for attendance at each regular or special Board meeting, and a fee of $1,000 for attendance at each meeting of the Audit Committee.

     Pursuant to a consulting arrangement with the Company, during fiscal year 1998, Mr. French received from the Company a non-refundable retainer of $15,000 per month for his advice and assistance. Jones, Day, Reavis & Pogue, a law firm for which Mr. French is a consultant, provides legal services to the Company, but does not charge the Company for any time spent by Mr. French on any Company matters.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

     The Company has an agreement with Sam Wyly, a director and executive officer of the Company, which provides for his employment by the Company until October 4, 1999, upon a change of control of the Company (a "Change of Control") prior to that date for a salary not less than his annual salary immediately preceding the Change of Control, and allows him to participate in bonuses with other key management personnel. The agreement requires the Company to pay Mr. Wyly, if his employment is terminated on or prior to October 4, 1999 and after a Change of Control, a sum equal to three times his salary and bonus during the twelve-month period immediately preceding termination.

     The Company has a six-year employment agreement with R. Michael Rouleau, the President and Chief Executive Officer of the Company, effective April 29, 1997, under which Mr. Rouleau is entitled to receive an annual base salary of $500,000, which with the operation of discretionary increases is currently $512,698, and standard executive officer benefits and to participate in a bonus plan in any year in which a bonus plan is established. For fiscal year 1998, Mr. Rouleau received a bonus of $250,000 pursuant to a bonus plan upon the attainment by the Company of certain performance goals. Upon a Change of Control of the Company or if the Company terminates Mr. Rouleau's employment (other than for cause) prior to the expiration of the six-year term, Mr. Rouleau is entitled to continue to receive his base salary and other benefits until April 30, 2003. If Mr. Rouleau's employment is terminated for any reason, at any time, all unvested options then held by him will immediately become fully exercisable and Mr. Rouleau will be entitled to the value of any unvested interest he may have in the Company's 401(k) plan.

     The Company has an agreement with Douglas B. Sullivan, an executive officer of the Company, which provides for his employment by the Company to age 65 upon a Change of Control for a salary not less than his annual salary immediately preceding the Change of Control and allows him to participate in bonuses with other key management personnel of the Company. This agreement (i) is currently for a term expiring on April 5, 2000 with provisions for annual automatic one-year extensions unless the Company gives notice of non-extension six months prior to any expiration date and, upon a Change of Control, an additional extension of twelve months and (ii) requires the Company to pay to Mr. Sullivan, if his employment is terminated on or prior to his 65th birthday and within one year of a Change of Control, a sum equal to his salary and bonus during the twelve-month period immediately preceding termination.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 1998, the members of the Compensation Committee, Sam Wyly and Charles J. Wyly, Jr., were primarily responsible for determining executive compensation. The Board as a whole and the members of the various option committees have authority to make decisions related to stock option grants to executive officers and directors.

     Sam Wyly and Charles J. Wyly, Jr. are members of the Executive Committee and the Compensation Committee of the Company. Sam Wyly and Charles J. Wyly, Jr. are also executive officers and members of the Executive Committee, Stock Option Committees and Board of Directors of Sterling Software, Inc. and directors of Scottish Annuity & Life Holdings, Ltd. Accordingly, Sam Wyly and Charles J. Wyly, Jr. have participated in decisions related to compensation of executive officers of each of the Company, Sterling Software, Inc., and Scottish Annuity & Life Holdings, Ltd.

     Mr. French is also a director and executive officer of Scottish Annuity & Life Holdings, Ltd. Mr. French participates in compensation decisions related to executive officers of Scottish Annuity & Life Holdings, Ltd.

     Evan A. Wyly is also a director of Sterling Software, Inc. and was an executive officer of Sterling Software, Inc. until November 1998. Mr. Wyly does not participate in compensation decisions related to executive officers of Sterling Software, Inc.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

WHAT IS OUR COMPENSATION PHILOSOPHY?

     The objectives of the Company's executive compensation program are to:

     -    attract and retain highly qualified and productive people;

     -    motivate employees to high levels of performance;

     -    differentiate individual pay based on performance;

     -    ensure external competitiveness and internal equity; and

     -    align Company, employee and stockholder interests.

The Company does not believe in "bargain rate" executive compensation. Instead, the Company believes that outstanding executives should be compensated generously, both in cash compensation in amounts sufficient to preempt other opportunities for such executives and in stock option awards which align such executives' interests with the interests of the stockholders and stimulate focus on long term stockholder value enhancement.

HOW IS COMPENSATION DETERMINED?

     In determining base pay, the Compensation Committee considers an individual's experience and prior performance as well as the Company's operating performance and the attainment of planned financial and strategic initiatives. The experience, performance and attainment of initiatives are evaluated by the Compensation Committee on a subjective basis and no particular weight is given to any particular factor.

     In determining executive bonuses, the Compensation Committee provides financial incentives to those members of management who can make an important contribution to the Company's success by tying the bonuses to the attainment of certain financial objectives which may be different from individual to individual. Each participating executive is entitled to a bonus equal to a certain percentage of that executive's salary based upon the attainment of such objectives.

     In determining compensation through stock option awards, the 1997 Stock Option Committee (or the Board as a whole) makes discretionary grants, based upon the level of responsibility and performance of the individual grantee.

HOW ARE OUR INCENTIVE COMPENSATION PROGRAMS USED TO FOCUS MANAGEMENT ON INCREASING STOCKHOLDER VALUE?

     We maintain the Company's stock option plans for its executive officers, directors, key employees, advisers and consultants. We believe that the grant of options aligns executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return. The grant of options also allows executives to develop and maintain a significant long-term ownership position in the Company's Common Stock.

HOW HAVE WE RESPONDED TO THE IRS LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     It is our intent, to the extent feasible, that executive compensation will not be subject to the annual $1,000,000 limitation on the tax deduction the Company may claim for compensation of certain executives. Options granted under the 1994 Non-Statutory Stock Option Plan and the 1997 Stock Option Plan are intended to meet the performance based compensation exception to the IRS deduction limitation.

HOW IS THE CEO COMPENSATED?

     As the Company's Chief Executive Officer, Mr. Rouleau received a base salary of $512,698 during fiscal year 1998. Mr. Rouleau's incentive compensation for fiscal year 1998, in the form of a bonus, was based upon the attainment by the Company of specified financial objectives. With respect to fiscal year 1998, Mr. Rouleau received $250,000 in a cash bonus. Mr. Rouleau also received stock options for 100,000 shares of Common Stock.

HOW ARE THE OTHER EXECUTIVE OFFICERS COMPENSATED?

     The Company's other executive officers usually receive a base salary, annual cash bonuses, long-term incentive compensation in the form of stock options and various benefits. As described above, the Compensation Committee annually reviews the compensation for the Company's executive officers and determines the compensation for each executive based upon the executive's performance, the Company's attainment of certain financial and strategic objectives and other factors. The 1997 Stock Option Committee also evaluates the executive officers' performance in determining whether to grant any stock options to the executives.

     This report is submitted by the members during fiscal year 1998 of the Compensation and 1997 Stock Option Committees:

                      1997 STOCK
                        OPTION               COMPENSATION
                      COMMITTEE                COMMITTEE
                      ---------                ---------
                    F. Jay Taylor              Sam Wyly
                  Richard E. Hanlon      Charles J. Wyly, Jr.

                             STOCK PERFORMANCE CHART

     The following chart compares the yearly changes in the total stockholder return on the Company's Common Stock against two other measures of performance. The comparison is on a cumulative basis for the Company's last five fiscal years. The two other performance measures are the Dow Jones Equity Market Index and the Dow Jones Retail--Other Specialty Index. In each case, we assumed an initial investment of $100 on January 28, 1994. Dates on the following chart represent the last trading day of the indicated fiscal year. The Company paid no dividends during such five-year period.

                               STOCK PERFORMANCE




                                    [GRAPH]



---------------------------------------------------------------------------------------------------------------
                                  28-Jan-94    27-Jan-95    26-Jan-96    31-Jan-97     30-Jan-98    29-Jan-99
---------------------------------------------------------------------------------------------------------------
  Michaels Stores, Inc.             100.00       105.26        38.35        39.47         92.48        56.39
---------------------------------------------------------------------------------------------------------------
  Dow Jones Equity
  Market Index                      100.00       100.59       136.38       176.50        224.44       298.00
---------------------------------------------------------------------------------------------------------------
  Dow Jones Retail - Other
  Specialty Index                   100.00       103.41        92.78       110.37        162.64       284.37
---------------------------------------------------------------------------------------------------------------

                              CERTAIN TRANSACTIONS

     Since the beginning of fiscal year 1998, the Company has not entered into any transaction or series of transactions that require disclosure by Regulation S-K Item 404-Certain Relationships and Related Transactions, nor is any such transaction or series of transactions currently proposed.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it with respect to fiscal year 1998, or written representations from certain reporting persons, the Company believes that its officers and directors and persons who own more than 10% of a registered class of the Company's equity securities have complied with all applicable filing requirements.

                                  ANNUAL REPORT

     The Annual Report to Stockholders of the Company, including financial statements for the fiscal year ended January 30, 1999, accompanies this proxy statement. The Annual Report is not to be deemed part of this Proxy Statement.

                                        By Order of the Board of Directors

                                                    MARK V. BEASLEY
                                                      SECRETARY

Irving, Texas
May 10, 1999

PROXY                                                                      PROXY

                              MICHAELS STORES, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS -- JUNE 17, 1999

     The undersigned hereby appoints Bryan M. DeCordova and Mark V. Beasley, each with power to act without the other and with full power of substitution, as Proxies to vote, as designated below, all stock of Michaels Stores, Inc. owned by the undersigned at the 1999 Annual Meeting of Stockholders to be held at The Hotel Crescent Court, 400 Crescent Court, Dallas, Texas on Thursday, June 17, 1999, at 10:30 a.m. central time, or any adjournment thereof, upon such business as may properly come before the meeting or any adjournment thereof.

     UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES NAMED AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

            (Continued and to be signed and dated on reverse side)

                              MICHAELS STORES, INC.
 PLEASE MARK VOTE IN THE OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.   /X/


THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE ELECTION OF THE DIRECTORS LISTED BELOW

1.  Election of Directors                 For   Withheld    For All
    Nominees listed below:                All     All        Except
    F. Jay Taylor                         / /     / /          / /
    Evan A. Wyly                          / /     / /          / /


-----------------------------------
(Except for nominee(s) written above)

2. In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.



                                                                                                                              , 1999
                                                                                 --------------------------  -----------------
                                                                                 Signature                   Date

                                                                                                                              , 1999
                                                                                 --------------------------  -----------------
                                                                                 Signature                   Date

Please sign exactly as your name appears hereon and mail promptly this proxy in the enclosed envelope.  Joint owners should each sign.  When signing as attorney, administrator, executor, guardian or trustee, please give your full title as such.  If executed by a corporation, the proxy should be signed by a duly authorized officer.  If executed by a partnership, please sign in the partnership name by an authorized person.



                                                 FOLD AND DETACH HERE

                                                YOUR VOTE IS IMPORTANT

                                   PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXYCARD

                                         PROMPTLY USING THE ENCLOSED ENVELOPE.
